                                                                    Exhibit 99

                       Consolidated Financial Statements

                            Agate Technologies, Inc.

                     Years ended December 31, 1998 and 1997
                              and the period from
                     January 1, 1999 through March 31, 1999
                      with Report of Independent Auditors

                            Agate Technologies, Inc.

                        Consolidated Financial Statements

                     Years ended December 31, 1998 and 1997
                               and the period from
                     January 1, 1999 through March 31, 1999



                                    Contents

Report of Independent Auditors............................................... 1

Audited Consolidated Financial Statements

Consolidated Balance Sheets.................................................. 2
Consolidated Statements of Operations........................................ 3
Consolidated Statements of Shareholders' Equity (Deficit).................... 4
Consolidated Statements of Cash Flows........................................ 5
Notes to Consolidated Financial Statements................................... 6

                [LETTERHEAD OF ERNST & YOUNG LLP APPEARS HERE]


                         Report of Independent Auditors

The Board of Directors and Shareholders
Agate Technologies, Inc.

We have audited the accompanying consolidated balance sheets of Agate Technologies, Inc., of which 64% of the voting stock is owned by Pacific Rim Trading Limited, as of March 31, 1999 and December 31, 1998 and 1997, and the related consolidated statements of operations, shareholders' equity (deficit), and cash flows for the three months ended March 31, 1999 and for the years ended December 31, 1998 and 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Agate Technologies, Inc. at March 31, 1999 and December 31, 1998 and 1997, and the consolidated results of its operations and its cash flows for the three months ended March 31, 1999 and for the years ended December 31, 1998 and 1997, in conformity with generally accepted accounting principles.

                                                /s/ Ernst & Young LLP

July 21, 1999

      Ernst & Young LLP is a member of Ernst & Young International, Ltd.

                           Agate Technologies, Inc.

                          Consolidated Balance Sheets



                                                            March 31,           December 31,
                                                         -----------------------------------------
                                                               1999          1998          1997
                                                         -----------------------------------------
Assets
Current assets:
 Cash and cash equivalents                                 $ 2,012,603   $ 2,352,351   $ 4,595,242
 Accounts receivable, net of allowance for doubtful
  accounts of $27,999                                          194,533       230,591        46,069

 Inventories                                                   395,279       319,279        92,775
 Prepaid expenses and other current assets                      50,046       168,783       121,418
                                                         -----------------------------------------
Total current assets                                         2,652,461     3,071,004     4,855,504

Restricted cash                                                149,897       138,954        20,000
Property and equipment, net                                    120,412       138,615       230,536
Other assets                                                    27,926        27,925        25,769
                                                         -----------------------------------------
Total assets                                               $ 2,950,696   $ 3,376,498   $ 5,131,809
                                                         =========================================

Liabilities and shareholders' equity (deficit)
Current liabilities:
 Accounts payable                                          $   131,867   $   277,012   $    37,246
 Accrued liabilities                                           429,314       316,592       200,531
 Long-term debt, current portion                               178,133        17,511        19,950
 Obligation under capital lease, current portion                 6,327         8,540         8,094
                                                         -----------------------------------------
Total current liabilities                                      745,641       619,655       265,821

Long-term debt, net of current portion                           4,798         9,475        40,308
Obligation under capital lease, net of current portion               -             -         8,540

Commitments and contingencies

Shareholders' equity (deficit):
  Convertible preferred stock, no par value: 10,000,000
   shares authorized, 2,075,000 shares issued and
   outstanding, liquidation preference of $7,262,500         7,256,589     7,256,589     7,256,589


  Common stock, no par value: 20,000,000 shares
   authorized, 7,050,000 shares issued and outstanding       1,188,068     1,188,068     1,188,068

 Additional paid-in capital                                    234,663       234,663       234,663
 Accumulated other comprehensive loss                                -             -       (32,719)
 Accumulated deficit                                        (6,479,063)   (5,931,952)   (3,829,461)
                                                         -----------------------------------------
Total shareholders' equity                                   2,200,257     2,747,368     4,817,140
                                                         -----------------------------------------
Total liabilities and shareholders' equity                 $ 2,950,696   $ 3,376,498   $ 5,131,809
                                                         =========================================

                            See accompanying notes.

                            Agate Technologies, Inc.

                      Consolidated Statements of Operations

                                                                    Three months                      Years ended
                                                                   ended March 31,                    December 31,
                                                                 --------------------------------------------------------------
                                                                       1999                   1998                   1997
                                                                 --------------------------------------------------------------
Net sales                                                          $ 405,870          $      947,543        $       36,443
Cost of sales                                                          163,438               304,849                 8,854
                                                                 --------------------------------------------------------------
Gross profit                                                           242,432               642,694                27,589

Operating expenses:
   Research and development                                            190,783               888,885               974,719
   Sales and marketing                                                 299,205             1,009,318               767,295
   General and administrative                                          321,317               953,148               887,980
                                                                 --------------------------------------------------------------
Total operating expenses                                               811,305             2,851,351             2,629,994
                                                                 --------------------------------------------------------------

Operating loss                                                        (568,873)           (2,208,657)           (2,602,405)

Interest and other income                                               30,520               164,285               170,813
Interest expense and other expense                                      (2,919)              (46,216)               (4,408)
                                                                 --------------------------------------------------------------
Loss before income taxes                                              (541,272)           (2,090,588)           (2,436,000)

Income taxes                                                            (5,839)              (11,903)                 (800)
                                                                 --------------------------------------------------------------
Net loss                                                           $  (547,111)       $   (2,102,491)       $   (2,436,800)
                                                                 ==============================================================
Net loss per share -- basic and diluted                            $     (0.08)       $        (0.30)       $        (0.35)
                                                                 ==============================================================
Shares used to compute net loss per share -- basic
   and diluted                                                       7,050,000             7,050,000             7,051,329
                                                                 ==============================================================

                            See accompanying notes.

                            Agate Technologies, Inc.

            Consolidated Statements of Shareholders' Equity (Deficit)


                                                            Convertible
                                                          Preferred Stock                  Common Stock
                                                    --------------------------------------------------------------
                                                       Shares          Amount         Shares          Amount
                                                    --------------------------------------------------------------
Balance at December 31, 1996                                --     $        --      6,955,000     $ 1,141,068
   Components of comprehensive loss:
     Net loss                                               --              --             --              --
     Cumulative translation adjustment                      --              --             --              --
       Total comprehensive loss
   Issuance of common stock for cash                        --              --        100,000          50,000
   Issuance of common stock for services                    --              --          5,000           5,000
   Issuance of preferred stock for cash                750,000       2,625,000             --              --
   Issuance of preferred stock for cash, net of
     issuance costs of $5,911                        1,325,000       4,631,589             --              --
   Repurchase of common stock                               --              --        (10,000)         (8,000)
                                                    --------------------------------------------------------------
Balance at December 31, 1997                         2,075,000       7,256,589      7,050,000       1,188,068
   Components of comprehensive loss:
     Net loss                                               --              --             --              --
     Cumulative translation adjustment                      --              --             --              --
       Total comprehensive loss
                                                    --------------------------------------------------------------
Balance at December 31, 1998                         2,075,000       7,256,589      7,050,000       1,188,068
   Net loss                                                 --              --             --              --
                                                    --------------------------------------------------------------
Balance at March 31, 1999                            2,075,000     $ 7,256,589      7,050,000     $ 1,188,068
                                                    ==============================================================

                                                                                    Accumulated       Total
                                                                                       Other       Shareholders'
                                                    Additional     Comprehensive    Accumulated       Equity
                                                 Paid-In Capital        Loss          Deficit        (Deficit)
                                                 ---------------------------------------------------------------
Balance at December 31, 1996                      $    236,663     $        --   $ (1,392,661)    $   (14,930)
   Components of comprehensive loss:
     Net loss                                               --              --     (2,436,800)     (2,436,800)
     Cumulative translation adjustment                      --         (32,719)            --         (32,719)
                                                                                                  -------------
       Total comprehensive loss                                                                    (2,469,519)
                                                                                                  -------------
   Issuance of common stock for cash                        --              --             --          50,000
   Issuance of common stock for services                    --              --             --           5,000
   Issuance of preferred stock for cash                     --              --             --       2,625,000
   Issuance of preferred stock for cash, net of
     issuance costs of $5,911                               --              --             --       4,631,589
   Repurchase of common stock                           (2,000)             --        (10,000)
                                                 ---------------------------------------------------------------
Balance at December 31, 1997                           234,663         (32,719)    (3,829,461)      4,817,140
   Components of comprehensive loss:
     Net loss                                               --              --     (2,102,491)     (2,102,491)
     Cumulative translation adjustment                      --          32,719             --          32,719
                                                                                                  -------------
       Total comprehensive loss                                                                    (2,069,772)
                                                 ---------------------------------------------------------------
Balance at December 31, 1998                           234,663              --     (5,931,952)      2,747,368
   Net loss                                                 --              --       (547,111)       (547,111)
                                                 ---------------------------------------------------------------
Balance at March 31, 1999                         $    234,663     $        --   $ (6,479,063)    $ 2,200,257
                                                 ===============================================================

                            See accompanying notes.

                           Agate Technologies, Inc.

                     Consolidated Statements of Cash Flows


                                                            Three months          Years ended
                                                           ended March 31,        December 31,
                                                          ---------------------------------------------
                                                                1999          1998           1997
                                                          ---------------------------------------------
Operating activities
Net loss                                                    $  (547,111)   $(2,102,491)   $(2,436,800)
Adjustments to reconcile net loss to net cash used in
 operating activities:
 Loss on disposal of property, plant, and equipment                   -          3,742              -
 Depreciation and amortization                                   22,705        102,359         48,779
 Common stock issued for services                                     -              -          5,000
 Changes in assets and liabilities:
   Accounts receivable                                           36,058       (184,522)       (46,069)
   Interest receivable                                                -              -              -
   Inventories                                                  (76,000)      (226,504)       (92,775)
   Prepaid expenses and other assets                            118,736        (49,520)      (135,832)
   Accounts payable and accrued liabilities                     (32,423)       355,827         98,084
                                                        -----------------------------------------------
Net cash used in operating activities                          (478,035)    (2,101,109)    (2,559,613)

Investing activities
Restricted cash                                                 (10,943)      (118,954)       (20,000)
Acquisition of property and equipment                            (4,502)       (26,633)      (239,061)
Proceeds from sales of property, plant, and equipment                 -         45,171              -
                                                        -----------------------------------------------
Net cash used in investing activities                           (15,445)      (100,416)      (259,061)

Financing activities
Proceeds from notes payable                                     155,945              -         73,545
Repayment of notes payable                                            -        (33,272)       (13,287)
Repayment of notes payable to related party                           -              -        (25,000)
Repayment of capitalized leases                                  (2,213)             -           (725)
Proceeds from the issuance of debt                                    -         (8,094)             -
Proceeds from issuance of common stock                                -              -         50,000
Repurchase of common stock                                            -              -        (10,000)
Proceeds from issuance of preferred stock, net of
 issuance costs                                                       -              -      7,256,589
                                                        -----------------------------------------------
Net cash provided by (used in) financing activities             153,732        (41,366)     7,331,122
                                                        -----------------------------------------------
Net increase (decrease) in cash and cash equivalents           (339,748)    (2,242,891)     4,512,448
Cash and cash equivalents at beginning of period              2,352,351      4,595,242         82,794
                                                        -----------------------------------------------
Cash and cash equivalents at end of period                  $ 2,012,603    $ 2,352,351    $ 4,595,242
                                                        ===============================================

Supplemental disclosure of cash flow information
Cash paid during the period for:
 Interest                                                   $     2,919    $     4,051    $     4,406
 Income tax                                                 $     5,839    $    11,903    $     1,600

Supplemental schedule of noncash investing and
financing activities
Acquisition of property and equipment under                 $         -    $    15,531    $    17,359
 capitalized leases
Issuance of common stock in exchange for services           $         -    $         -    $     5,000

                            See accompanying notes.

                           Agate Technologies, Inc.

                  Notes to Consolidated Financial Statements

                                March 31, 1999



1. Business and Basis of Presentation

Agate Technologies, Inc. (the "Company") was incorporated on January 17, 1996. Pacific Rim Trading Limited holds approximately 64% of the Company's common stock. If the Series A convertible preferred stock is converted to common stock, Pacific Rim Trading Limited would hold less than 50% of the Company's common stock.

In the prior years, the Company's primary activities had been devoted to developing its product, recruiting key management, sales, and technical personnel, and raising capital to fund operations. The Company has been unprofitable since inception. During the year, the Company launched some software products and has diverted its efforts to sales and marketing activities while continuing to develop new products. The Company matured from a development stage company to an operating company in fiscal 1999. As such, its financial statements are no longer prepared on a development stage basis.

2. Summary of Significant Accounting Policies and Liquidity

Liquidity

The Company continues to incur losses from operating results and had an accumulated deficit of approximately $6,479,000 at March 31, 1999. As a result of its significant research and development, customer support, and selling and marketing efforts, the Company has required substantial working capital to fund its operations. To date, the Company has financed its operations principally through its equity offerings. Management believes that under its current business plans, its current working capital, cash flows from operating activities and funds available from borrowing arrangements are sufficient to fund its operations and capital requirements through at least March 31, 2000. Any substantial inability to achieve the current business plan could have a material adverse impact on the Company's financial position, liquidity, or results of operations and may require the Company to reduce expenditures to enable it to continue operations through March 31, 2000.

Basis of Consolidation

The Company has a wholly owned subsidiary in Malaysia, ATI Technologies, Snd Bhd. The consolidated financial statements include the accounts of this wholly owned subsidiary. All intercompany balances and transactions have been eliminated. The subsidiary ceased operations in June 1998 but remains a legal entity.

                           Agate Technologies, Inc.

2. Summary of Significant Accounting Policies and Liquidity

Change in Year End

In January 1999, the Company changed from a calendar year ended December 31 to a fiscal year ended March 31. The Company's financial statements have been presented to reflect this change.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers highly liquid investments with maturities of less than three months as of the date of purchase to be cash equivalents. As of March 31, 1999 and December 31, 1998 and 1997, cash equivalents consisted of money market funds and short-term certificates of deposit. The Company's investments are carried at cost which approximates their fair market value.

Financial Instruments

For financial instruments consisting of cash and cash equivalents, deposits, accounts receivable, accounts payable, accrued liabilities, and long-term debt included in the Company's financial statements, the carrying amounts approximate fair value due to their short-term maturity and current market interest rates of the long-term debt.

Financial instruments that potentially subject the Company to concentrations of credit risk principally are comprised of cash and trade accounts receivable. The Company maintains its cash balances at four financial institutions and has not experienced any losses relating to any of its bank deposits.

Certain Risks and Concentrations

Ongoing customer credit evaluations are performed by the Company, and collateral is not required. The Company maintains allowances for potential returns and credit losses.

                           Agate Technologies, Inc.

2. Summary of Significant Accounting Policies (continued)

Certain Risks and Concentrations (continued)

The Company's products include components subject to rapid technological change. Significant technological change could adversely affect the Company's operating results and subject the Company to returns of product and inventory losses. While the Company has ongoing programs to minimize the adverse effect of such changes and considers technological change in estimating its allowances, such estimates could change in the future. In addition, two of the Company's products are currently manufactured by a single supplier, and certain key components are currently available from only single sources.

During the year ended December 31, 1998 and the three-month period ended March 31, 1999, major customers of the Company represented the following percentages of product revenues:

                              Three-month
                              period ended           Year ended
                                March 31,           December 31,
                                  1999                 1998
                          ---------------------------------------

Customer A                        28%                   19%
Customer B                        12%                   12%
Customer C                         *                    10%
Customer D                        15%                    *
Customer E                        11%                    *
Customer F                        12%                    *

*Less than 10%

Inventories

Inventories are stated at the lower of cost, calculated on a first-in, first-out basis, or market.

                           Agate Technologies, Inc.

2. Summary of Significant Accounting Policies (continued)

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation is provided using the straight-line method over the estimated useful lives of the respective assets, generally three years. Amortization of leasehold improvements is provided on a straight-line basis over the life of the related asset or the lease term, if shorter.

Advertising

The Company's policy is to expense advertising and promotion costs as incurred. The Company's advertising and promotion expenses were not significant for any period presented.

Software Development

Costs related to the conceptual formulation and design of software products are expensed as research and development. Generally, technological feasibility is established upon completion of a working model. Costs incurred subsequent to such points have not been significant and all such costs have been expensed.

Revenue Recognition

The Company recognizes revenue in accordance with the American Institute of Certified Public Accountants' Statement of Position No. 97-2 ("SOP 97-2"), as amended by SOP 98-4, "Software Revenue Recognition." Revenue is recognized upon shipment provided no significant vendor obligations remain, and collection of the resulting receivable is deemed probable by management. Provisions for estimated warranty costs, insignificant vendor obligations, and anticipated retroactive price adjustments are recorded at the time products are shipped.

The Accounting Standards Executive Committee issued SOP 98-4 which amends SOP 97-2 and extends the deferral of the application of certain provisions of SOP 97-2 through fiscal years beginning on or before March 15, 1999. All other provisions of SOP 98-4 are effective for transactions entered into in fiscal years beginning after March 15, 1999. The Company has not yet determined the effect of the final adoption of SOP 98-4 on its financial condition or results of operations. However, SOP 98-4 may require revenue be deferred for certain types of transactions.

                           Agate Technologies, Inc.

2. Summary of Significant Accounting Policies (continued)

Revenue Recognition (continued)

The Company charges royalties to OEM customers based on the units they sell to end users. Royalty revenue is recognized when earned.

Foreign Currency Exchange Gains and Losses

The reporting currency for the Company is the U.S. dollar. The functional currency of the Company's foreign subsidiary is the Malaysian ringitt. Its assets and liabilities are translated into U.S. dollars at the exchange rate in effect at the balance sheet date. Revenues and expenses are translated at average rates of exchange prevailing during the period. The resulting cumulative translation adjustments are disclosed as a component of accumulated other comprehensive loss in shareholder's equity. Foreign currency transaction gains and losses are recorded in the statement of operations as a component of general and administrative expense and have been immaterial for periods presented.

Net Loss Per Share

Basic and diluted net loss per common share are presented in conformity with FAS No. 128, "Earnings Per Share" ("FAS 128"), for all periods presented. In accordance with FAS 128, basic and diluted net loss per share has been computed using the weighted-average number of shares of common stock outstanding during the period.

The following table presents the calculation of basic and diluted net loss per share:

                                  Three-month period
                                         ended               Years ended
                                       March 31,             December 31,
                                ------------------------------------------------
                                         1999            1998          1997
                                ------------------------------------------------
Net loss                            $ (547,111)     $(2,102,491)   $(2,436,800)
                                ------------------------------------------------
Basic and diluted
 weighted-average shares of
 common stock outstanding            7,050,000        7,050,000      7,051,329
                               -------------------------------------------------
Basic and diluted net loss per
 common share                       $    (0.08)    $      (0.30)   $     (0.35)
                                ================================================

                           Agate Technologies, Inc.

2. Summary of Significant Accounting Policies (continued)

Net Loss Per Share (continued)

The Company has excluded all convertible preferred stock and outstanding stock options from the calculation of diluted loss per share because all such securities are antidilutive for all periods presented. Weighted-average options outstanding to purchase 873,667, 977,700, and 1,021,300 shares of common and convertible preferred stock for the years ended December 31, 1997 and 1998 and for the three months ended March 31, 1999 were not included in the computation of diluted net loss per share because the effect would be antidilutive. Such securities, had they been dilutive, would have been included in the computation of diluted net loss per share using the treasury stock method.

Comprehensive Loss

Effective January 1, 1998, the Company adopted the Financial Accounting Standards Board's Statement of Financial Accounting Standard No. 130, "Reporting Comprehensive Income" ("SFAS 130"). SFAS 130 establishes new rules for the reporting and display of comprehensive income (loss) and its components. The adoption of this statement had no impact on the Company's results of operations, financial position, or cash flows.

Recent Accounting Pronouncements

In June 1998, the FASB issued FAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("FAS 133"). The Company is required to adopt FAS 133 for the year ending December 31, 2000. FAS 133 established methods of accounting for derivative financial instruments and hedging activities related to those instruments as well as other hedging activities. Because the Company currently holds no derivative financial instruments and does not currently engage in hedging activities, adoption of FAS 133 is not expected to have a material impact on the Company's financial condition or results of operations.

                           Agate Technologies, Inc.

3. Balance Sheet Detail

Inventories

                                  March 31,    December 31,
                                ------------------------------
                                    1999       1998     1997
                                ------------------------------

Goods in transit                   $      -  $107,500  $     -
Raw materials                        57,209    62,739    7,960
Work in progress                    100,127   100,127        -
Finished goods                      237,943    48,913   84,815
                                ------------------------------
                                   $395,279  $319,279  $92,775
                                ==============================

Property and Equipment

                                  March 31,      December 31,
                                ---------------------------------
                                    1999       1998       1997
                                ---------------------------------

Laboratory equipment               $ 10,865   $ 10,865   $ 10,865
Computer hardware and software      173,773    170,671    121,037
Office equipment                      3,472      1,850      2,815
Furniture and fixtures               41,606     41,606     46,822
Motor vehicles                       50,000     50,000     73,545
Leasehold improvements                9,121      9,121     38,883
                                ---------------------------------
                                    288,837    284,113    293,967
Less accumulated depreciation
 and amortization                   168,425    145,498     63,431
                                ---------------------------------
                                   $120,412   $138,615   $230,536
                                =================================

Computer software acquired under a capital lease agreement included in property and equipment above is comprised of:

                                    March 31,     December 31,
                                ---------------------------------
                                      1999     1998     1997
                                ---------------------------------

Computer software                   $17,359   $17,359   $17,359
Less accumulated amortization        (7,233)   (5,786)        -
                                ---------------------------------
                                    $10,126   $11,573   $17,359
                                =================================

                           Agate Technologies, Inc.

3. Balance Sheet Detail (continued)

Accrued Liabilities

                                  March 31,      December 31,
                                ---------------------------------
                                    1999       1998       1997
                                ---------------------------------

Accrued compensation               $114,779   $ 93,497   $ 53,184
Deferred revenue                     50,406     59,016     42,500
Accrued professional fees            31,083     72,311     37,707
Other                               233,046     91,768     67,140
                                ---------------------------------
                                   $429,314   $316,592   $200,531
                                =================================

4. Commitments

Capital Leases

The Company leases certain of its computer software under a capital lease agreement with a financial institution, which expires in November 1999. This capital lease bears interest at the rate of 14.5% per annum and is facilitated by a master lease agreement of $50,000. Advances under the master lease agreement are collateralized by cash balances held by the financial institution up to a maximum of $50,000.

At March 31, 1999, the present value of future minimum payments under these capital leases in fiscal 2000 were $6,327.

Operating Leases

The Company leases its facilities under a noncancelable operating lease that expires in January 2000 through June 2000 and the Company is responsible for certain maintenance costs, taxes, and insurance under the lease. The Company subleased one of its premises starting in September 1998. Total future minimum rentals under this noncancelable sublease are $9,000. In addition, the Company has four noncancelable operating leases for items of office equipment, which expire in June 2000 through February 2003.

                           Agate Technologies, Inc.

4. Commitments (continued)

Operating Leases (continued)

At March 31, 1999, future minimum payments under noncancelable operating leases are as follows:

2001                                                      $ 96,665
2002                                                        16,736
2003                                                         2,585
                                                  --------------------
                                                           115,986
Less sublease income                                         9,000
                                                  --------------------
Net operating lease commitments                           $106,986
                                                  ====================

Rent expense for both facilities and equipment was $115,842, $138,615, and $15,421 for the years ended December 31, 1997 and 1998 and for the three months ended March 31, 1999, respectively.

5. Long-Term Debt

The Company has a business loan agreement with a financial institution. The principal amounts of $50,000 bears interest at the rate of 10.50% and is repayable in equal monthly installments maturing in May 2000. Under the terms of the business loan agreement, the Company is prohibited from paying dividends, and the bank has the right of set-off against cash balances maintained by the Company at the financial institution. A Certificate of Deposit for $21,040 was assigned to the financial institution in connection with the loan for $50,000. This Certificate of Deposit will mature in June 1999 and is disclosed as restricted cash on the face of the balance sheet.

The Company also entered into a credit agreement with the same financial institution which provides for a revolving line of credit up to a maximum amount of $2,000,000 for a year commencing October 1998. The loans are secured by the following:

   (a) Certificate of Deposit for a minimum of 50% of the outstanding loan amount ($117,177; certificate of deposit balance at March 31, 1999)
   (b) 70% of eligible accounts receivable.
   (c) 30% of inventory, capped at $250,000.

All the credit facilities bear interest at a rate equal to the prime rate plus 1.25% (9% at March 31, 1999).

                           Agate Technologies, Inc.

5. Long-Term Debt (continued)

In connection with the line of credit, the Company has to comply with the following covenants:

   (a) current ratio shall be maintained at no less than 2 to 1
   (b) effective debt to net worth shall be maintained at no higher than 2 to 1
   (c) minimum tangible net worth shall be maintained at $3,000,000

As of March 31, 1999, the Company is noncompliant with (c), but it has obtained a letter of waiver dated July 22, 1999 from the financial institution.

At March 31, 1999, future payments of principal under these loan agreements are as follows:

            2000                                         $178,133
            2001                                            4,798
                                                  --------------------
                                                         $182,931
                                                  ====================

6. Shareholders' Equity

Preferred Stock

Under the Company's Articles of Incorporation, preferred stock is issuable in series, and the Company's board of directors is authorized to determine the rights, preferences, and terms of each series.

Dividends

The holders of Series A preferred stock are entitled to receive dividends, out of any assets legally available, prior and in preference to any declaration or payment of any dividend on the common stock of the Company, at the rate of $0.175 per share, per year, respectively, or if greater, (as determined on a per-year basis and on an as-converted basis for the preferred stock), an amount equal to that paid on the common stock of the Company. Such dividends are payable when, as, and if declared by the board of directors and are not cumulative. As of March 31, 1999, no dividends have been declared.

                            Agate Technologies, Inc

6. Shareholders' Equity (continued)

Preferred Stock (continued)

Liquidation

In the event of any liquidation, dissolution, or winding up of the Company, either voluntary or involuntary, the holders of Series A preferred stock are entitled to receive, prior and in preference to any distribution of any assets of the Company to the holders of common stock by reason of their ownership, an amount equal to the sum of $3.50 for each outstanding share of Series A preferred stock (as adjusted for any stock dividends, combinations, or splits) plus any declared but unpaid dividends on such shares. Any remaining assets will be distributed ratably to the holders of common stock based on the number of shares held by each shareholder.

Voting

The holder of each share of Series A preferred stock has no voting rights and is entitled, only upon conversion, to the number of votes equal to the number of shares of common stock into which each share could be converted.

Conversion

Each share of Series A preferred stock, at the option of the holder, is convertible into the number of fully paid and nonassessable shares of common stock, which results from dividing the conversion price per share in effect for the preferred stock at the time of conversion into the per share conversion value of such shares. The initial conversion price per share and the per share conversion value of Series A preferred stock is $3.50. The initial conversion price of Series A preferred stock is subject to adjustment from time to time. The number of shares into which a share of preferred stock is convertible is referred to as the conversion rate.

Conversion is automatic at its then effective conversion rate immediately upon the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of common stock in which the aggregate proceeds raised equal, or exceed, $5,000,000 or when fewer than 150,000 shares of Series A preferred stock are outstanding. The board of directors has reserved 2,075,000 shares of common stock for future issuance to effect the conversion of the preferred stock into common stock.

                            Agate Technologies, Inc

6. Shareholders' Equity (continued)

Preferred Stock (continued)

Redemption

The Company may, at the option of the board of directors, redeem in whole or in part, the Series A preferred stock by paying cash equal to the sum of $3.50 for each outstanding share of Series A preferred stock plus any declared but unpaid dividends.

Common Stock

Each share of common stock is entitled to one vote. The holders of common stock are also entitled to receive dividends whenever funds are legally available and when declared by the board of directors, subject to the prior rights of holders of all classes of stock outstanding.

Stock Option Plan

The Company has two incentive stock option plans under which shares of common stock are reserved for issuance to employees and consultants. Under the 1996 Stock Option Plan, which was approved in 1996 and expires ten years from adoption, the Company may grant up to 1,000,000 incentive stock options, nonstatutory stock options, or stock purchase rights. In December 1997, the board of directors resolved to grant only stock purchase rights under the 1996 Stock Option Plan. Under the 1997 Stock Option Plan, which was approved in December 1997 and expires ten years from the date of adoption, the Company may grant up to 3,000,000 incentive stock options or nonstatutory options.

Both the 1996 and 1997 Plans provide that (i) the exercise price of an incentive stock option or stock purchase right will be no less than the fair market value of the Company's common stock (as determined by the board of directors) on the date of grant; (ii) the exercise price of a nonstatutory stock option will be no less than 85% of the fair market value of the common stock on the date of grant; and (iii) the exercise price of an incentive stock option to a person who possesses more than 10% of the total combined voting power of all classes of stock will be no less than 110% of the fair market value of the common stock on the date of grant. Options generally vest over a four-year period (25% vesting after one year and the remainder vesting ratably monthly over the remaining three years) and expire ten years after the date of grant.

                            Agate Technologies, Inc

6. Shareholders' Equity (continued)

Stock Option Plan (continued)

Shares purchased pursuant to stock purchase rights may be repurchased by the Company upon the termination of the employee until such date that the shares have vested. Shares vest at a rate of no less than 20% per year. The Company granted 5,000 purchase rights (at $0.60 per share) in 1996 and 5,000 purchase rights (at $1.00 per share) in 1997. As the shares vested immediately, there are no shares subject to repurchase.

Option and purchase right activity under both plans is as follows:

                                           Outstanding Options and Purchase Rights
                                ------------------------------------------------------------
                                        Shares                             Weighted-Average
                                     Available for        Number of            Exercise
                                        Grant               Shares               Price
                                ------------------------------------------------------------

Balance at December 31, 1996             995,000                -                  -
 Shares authorized                     3,000,000                -                  -
 Shares issued under stock
  purchase rights                         (5,000)               -                  -
  Options granted                       (530,000)           530,000             $1.14
 Options canceled                         60,000            (60,000)            $1.25
                                ---------------------------------------
Balance at December 31, 1997           3,520,000            470,000             $1.13
 Options granted                        (366,300)           366,300             $1.50
 Options canceled                        315,000           (315,000)            $1.22
                                ---------------------------------------
Balance at December 31, 1998
 and March 31, 1999                    3,468,700            521,300             $1.34
                                =======================================

At March 31, 1999, 105,124 outstanding options were exercisable.

Of the 3,468,700 shares available for grant at March 31, 1999, 990,000 can only be used for stock purchase right grants under the 1996 Stock Option Plan and 2,478,700 can be used for stock option grants under the 1997 Stock Option Plan.

In addition, the Company granted 500,000 nonstatutory stock options outside of both the 1996 and 1997 plans at approximately $0.13 in January 1997. The stock options were fully vested on the date of grant.

                            Agate Technologies, Inc

6. Shareholders' Equity (continued)

Stock Option Plan (continued)

The options outstanding and currently exercisable by exercise price at March 31, 1999 are as follows:

                               Options Outstanding                                  Options Currently Exercisable
-------------------------------------------------------------------------------------------------------------------
                                               Weighted-
                                                Average             Weighted-                             Weighted-
                                               Remaining             Average                               Average
                           Number             Contractual           Exercise            Number             Exercise
 Exercise Price         Outstanding              Life                Price           Exercisable            Price
-------------------------------------------------------------------------------------------------------------------
                                                (In years)
      $0.60                   40,000               9.81               $0.60             40,000              $0.60
      $1.00                  100,000               9.81               $1.00             56,250              $1.00
      $1.50                  381,300               9.81               $1.50              8,874              $1.50
                     -------------------                                       -------------------
                             521,300               9.81               $1.34            105,124              $0.89
                     ===================                                       ===================

Stock-Based Compensation

The Company has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"), and related interpretations in accounting for its employee stock options because, as discussed below, the alternative fair value accounting provided for under Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("FAS 123"), requires use of option valuation models that were not developed for use in valuing employee stock options. Under APB 25, because the exercise price of the Company's employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized.

Pro forma information regarding net loss and net loss per share is required by FAS 123, which also requires that the information be determined as if the Company had accounted for its employee stock options granted under the fair value method of FAS 123. The fair value for options was estimated at the date of grant using the minimum value method with the following weighted-average assumptions for 1999, 1998 and 1997: expected dividend yield of 0%, expected stock price volatility of 1%, a risk-free interest rate of 5.61% 5.67%, and the expected life of options of four years.

                            Agate Technologies, Inc

6. Shareholders' Equity (continued)

Stock-Based Compensation (continued)

Option valuation models were developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions, including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period.

The pro forma effect of applying FAS 123 was not material to the Company's reported net loss in any period presented and the impact would not be material in future years. The weighted-average fair value of options granted in 1999, 1998, and 1997 was $0.27, $0.27, and $0.13 per share, respectively.

7.   Related Party Transactions

Francis C. S. Khoo, CEO and chairman of the board of directors, Shirley Ooi, chief financial officer and director, and Vincent Ooi, president own approximately 50% of the stock of Pacific Rim Trading Limited.

                            Agate Technologies, Inc

8. Income Taxes

Income tax expenses consists of the following:

                                 Three-month
                                 period ended          Years ended
                                  March 31,            December 31,
                             ---------------------------------------------
                                     1999           1998         1997
                             ---------------------------------------------

Current tax expense:
 State                              $  800       $   800        $ 800
 Foreign                             5,039        11,103            -
                             ---------------------------------------------
Income tax expense                  $5,839       $11,903        $ 800
                             =============================================

The Company's income tax expense differs from the income tax determined by applying the U.S. federal statutory rate to the pretax loss as follows:

                                    Three-month
                                   period ended          Years ended
                                     March 31,           December 31,
                             ----------------------------------------------
                                     1999             1998         1997
                             ----------------------------------------------
Tax expense at U.S.
 statutory rate                      $(140,942)     $(686,115)   $(828,240)
Foreign income tax                       5,039         11,103            -
State minimum taxes                        800            800          800
Unbenefitted net operating
 losses                                140,942        686,115      828,240
                             ----------------------------------------------
Income tax expense                   $   5,839      $  11,903    $     800
                             ==============================================

                            Agate Technologies, Inc

8. Income Taxes (continued)

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities for federal and state income taxes are as follows:

                                                         Years ended
                                     March 31,           December 31,
                                  -----------------------------------------
                                        1999          1998          1997
                                  -----------------------------------------
Deferred tax assets:
Net operating loss carryforwards    $ 2,000,000   $ 1,800,000   $   670,000
Tax credit carryforwards                150,000       140,000       118,000
Capitalized research and
 development                            102,000       110,000       600,000
Other, net                              308,000       280,000       102,000
                                  -----------------------------------------
Total deferred tax assets             2,560,000     2,330,000     1,490,000
Less valuation allowance             (2,560,000)   (2,330,000)   (1,490,000)
Net deferred tax assets             $         -   $         -   $         -
                                  =========================================

Realization of deferred tax assets is dependent upon future earnings, the timing and amount of which are uncertain. Accordingly, a valuation allowance, in the amount equal to the net deferred tax assets, has been established to reflect these uncertainties. The valuation allowance increased by $230,000, $840,000, and $1,010,520 during the periods from January 1, 1999 to March 31, 1999 and for the years ended December 31,1998 and 1997, respectively.

As of March 31, 1999, the Company had federal and state net operating loss carryforwards each of approximately $5,100,000. The Company also had federal and state research and development tax credit carryforwards of approximately $105,000 and $65,000, respectively. The net operating loss and tax credit carryforwards will expire at various dates beginning in 2004, if not utilized.

Utilization of the net operating loss and tax credit carryforwards may be subject to a substantial annual limitation due to the "change in ownership" provisions of the Internal Revenue Code of 1986, as amended, and similar state provisions. The annual limitation may result in the expiration of net operating loss and tax credit carryforwards before utilization.

                            Agate Technologies, Inc

9. Impact of the Year 2000 (Unaudited)

The Company has determined that its current computer systems are Year 2000 ready and would function properly with respect to dates in the year 2000 and beyond. However, the Company has plans to replace its current computer systems to meet the needs of the business as the Company continues to grow. The replacement system will be Year 2000 compliant. The Company has yet to initiate discussions with all of its third-party relationships to ensure that those parties have appropriate plans to remediate Year 2000 issues where their systems impact the Company's operations. The Company is assessing the extent to which its operations are vulnerable should those organizations fail to properly remediate their computer systems. While the Company believes its planning efforts are adequate to address its Year 2000 concerns, there can be no guarantee that the systems of other companies on which the Company's operations rely will be converted on a timely basis and will not have a material effect on the Company. The cost of the Year 2000 initiatives is not expected to be material to the Company's results of operations or financial position.

10. Segment Information

The Company adopted Financial Accounting Standards Board's Statement No. 131, "Disclosures About Segments of an Enterprise and Related Information" ("FASB 131"). The new standard revises the way operating segments are reported. The Company operates and tracks its results in one operating segment. The Company designs, manufactures, develops, and markets removable storage devices and complementary software.

Net revenue for non-U.S. locations are substantially the result of export sales from the United States. Net revenue by geographic region based on customer locations were as follows:

                                         Three-month
                                         period ended         Year ended
                                          March 31,          December 31,
                                             1999                1998
                                     ----------------------------------------
Net revenue:
 United States                            $214,511            $508,525
 Pacific Rim                               188,461             436,077
 Europe                                      2,898               2,941
                                     ----------------------------------------
Total                                     $405,870            $947,543
                                     ========================================

                            Agate Technologies, Inc

11. Contingencies

From time to time, the Company may be a party of litigation and claims pursuant to the ordinary course of its business. Although the results of litigation and claims cannot be predicted with certainty, the Company believes that the final outcome of such matters will not have a material adverse effect on the Company's financial position, results of operations, or cash flows.

12. Subsequent Events (unaudited)

During June 1999, holders of 250,000 Series A preferred shares converted such shares into common shares. Also during June 1999, the Company raised $241,002 by selling 321,336 common shares in a private placement at $0.75 per share.

On June 29, 1999, all former shareholders of Agate Technologies, Inc. ("Agate-California"), a California corporation were issued series in ARCA Corp. ("ARCA"), a New Jersey corporation with no known assets or liabilities, in exchange for the contribution of their Agate-California shares. Each common shareholder received 1.5 ARCA common shares for each Agate-California share exchanged. Each Series A preferred shareholder received an equal number of ARCA Series A preferred shares, which had substantially identical rights, preferences, privileges, and restrictions, except each share is convertible into
1.5 ARCA common shares. As a result, shareholders of Agate-California owned in excess of 90% of ARCA's outstanding shares and Agate-California became a wholly owned subsidiary of ARCA. The transaction between ARCA and Agate-California will be considered to be an acquisition of ARCA by Agate-California (reverse acquisition).

On June 30, 1999, ARCA was merged into its other wholly owned subsidiary, Agate Technologies, Inc. ("Agate-Delaware"), a Delaware corporation in order to reincorporate ARCA in Delaware. Agate-Delaware has Series A preferred stock that is identical in rights, preferences, privileges, and restrictions to the ARCA Series A preferred stock. Each ARCA shareholder received one share of Agate-Delaware for each ARCA share.

                            Agate Technologies, Inc

12. Subsequent Events (unaudited) (continued)

The pro forma basic and diluted net loss per common share restated for the equivalent number of shares received in the merger would be as follows:

                                   Three-month
                                  period ended
                                    March 31       Years ended December 31,
                                --------------------------------------------
                                      1999           1998           1997
                                --------------------------------------------
                                                 (Unaudited)

 Net loss                          $  (547,111)   $(2,102,491)   $(2,436,800)
                                ============================================

 Pro forma basic and diluted
 weighted-average shares of
 common stock outstanding           10,575,000     10,575,000     10,576,993
                                ============================================
Pro forma basic and diluted net
 loss per common share             $     (0.05)   $     (0.20)   $     (0.23)
                                ============================================